    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 1997
                                                    REGISTRATION NO. 333-
=============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                    ------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                    ------
                             IAT MULTIMEDIA, INC.
               (Name of Registrant as Specified in Its Charter)

           Delaware                              7371                          13-3920210
 (State or Other Jurisdiction         (Primary Standard Industrial          (I.R.S. Employer
of Incorporation or Organization)     Classification Code Number)          Identification No.)

                           Geschaftshaus Wasserschloss
                                 Aarestrasse 17
                      CH-5300 Vogelsang-Turgi, Switzerland
                             (011)(41)(56) 223-5022
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                                     ------
                                   Viktor Vogt
                          Gesch|f3ftshaus Wasserschloss
                                 Aarestrasse 17
                      CH-5300 Vogelsang-Turgi, Switzerland
                             (011)(41)(56) 223-5022
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)
                                     ------
                                   Copies to:
   Malcolm I. Ross, Esq.                          Sheldon E. Misher, Esq.
     Baker & McKenzie                      Bachner, Tally, Polevoy & Misher LLP
     805 Third Avenue                               380 Madison Avenue
 New York, New York 10022                        New York, New York 10017
      (212) 751-5700                                  (212) 687-7000

                                     ------

   Approximate Date of Commencement Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-18529
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                                     Proposed
                                                       Proposed      Maximum
                                                       Maximum       Aggregate
        Title of Each Class of        Amount to be  Offering Price   Offering         Amount of
      Securities to be Registered      Registered    Per Share(4)    Price(4)      Registration Fee
---------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(1)  ..   287,500(3)        $   6.00       $1,725,000        $523
---------------------------------------------------------------------------------------------------
Underwriters' Warrants  ...........    25,000           $   .001       $       25        $   (5)
---------------------------------------------------------------------------------------------------
Common Stock, $0.1 par value(2)(3)     25,000           $   9.90       $  247,500        $ 75
---------------------------------------------------------------------------------------------------
 Total  ...........................                                    $1,972,525        $598
===================================================================================================

(1) Includes 37,500 shares that may be purchased by the Underwriters from the Company to cover over- allotments, if any.
(2) Issuable upon exercise of warrants granted to the Underwriters (the "Underwriters' Warrants").
(3) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the Underwriters' Warrants.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (g).
(5) Pursuant to Rule 457(g), no additional fee is payable.
=============================================================================

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The information in the Registration Statement on Form S-1 (File No. 333-18529) filed by IAT Multimedia, Inc. with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, including the exhibits thereto, is incorporated by reference into this Registration Statement.

                                  SIGNATURES


   In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 26th of March, 1997.

                              IAT MULTIMEDIA, INC.

                              By: /s/ Viktor Vogt
                                 -----------------------------------
                                    Viktor Vogt
                                    Chief Executive Officer and President


   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


        Signature                                Title                               Date
/s/ Viktor Vogt
------------------------  Co-Chairman of the Board of Directors and             March 26, 1997
       Viktor Vogt         Chief Executive Officer and President
                           (Principal Executive Officer)

/s/ Jacob Agam
------------------------
        Jacob Agam        Co-Chairman of the Board of Directors                 March 26, 1997

            *
------------------------
    Klaus Grissemann      Chief Financial Officer and Director                  March 26, 1997
                           (Principal Accounting and Financial Officer)

            *
------------------------
     Volker Walther       Director                                              March 26, 1997


*By: /s/ Jacob Agam
   ---------------------
         Jacob Agam
    as Attorney-in-Fact                                                         March 26, 1997

                                   EXHIBITS

  5.1                Opinion of Baker & McKenzie
 23.1                Consent of Baker & McKenzie (included in Exhibit 5.1)
 23.2                Consent of Rothstein Kass & Company
 23.3                Consent of Dr. Schackow & Partner